Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2012, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Imation Corp.'s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, MN
January 16, 2013